                                                                    Exhibit 4.23

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                              POLAROID CORPORATION

                                       and

                         -------------------------------
                               Stock Warrant Agent

                            STOCK WARRANT AGREEMENT*

                        Dated as of ______________, ____

                                       FOR

                            UP TO ___ STOCK WARRANTS

                           EXPIRING ___________, _____

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*     OPTIONS REPRESENTED BY BRACKETED OR BLANK SECTIONS HEREIN SHALL
      BE DETERMINED IN CONFORMITY WITH THE APPLICABLE PROSPECTUS
      SUPPLEMENT OR SUPPLEMENTS.
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                                TABLE OF CONTENTS

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                                    ARTICLE I

                  ISSUANCE OF STOCK WARRANTS AND EXECUTION AND

                         DELIVERY OF WARRANT CERTIFICATES.........................................................1

      Section 1.01  Issuance of Stock Warrants....................................................................1
      Section 1.02  Form and Execution of Warrant Certificates....................................................2
      Section 1.03  Issuance and Delivery of Warrant Certificates.................................................3
      Section 1.04  Temporary Warrant Certificates................................................................3
      Section 1.05  Payment of Certain Taxes......................................................................4
      Section 1.06  "Holder"......................................................................................4

                                   ARTICLE II

                      DURATION AND EXERCISE OF STOCK WARRANTS.....................................................4

      Section 2.01  Duration of Stock Warrants....................................................................4
      Section 2.02  Exercise of Stock Warrants....................................................................4
      Section 2.03  Stock Warrant Adjustments.....................................................................6

                                   ARTICLE III

                 OTHER PROVISIONS RELATING TO RIGHTS OF HOLDERS

                                 OF STOCK WARRANTS................................................................6

      Section 3.01  No Rights as Holder of Underlying [Preferred/Common/Depositary]
                    Share Conferred by Stock Warrants or Warrant Certificates.....................................6
      Section 3.02  Lost, Stolen, Destroyed or Mutilated Warrant Certificates.....................................6
      Section 3.03  Holders of Stock Warrants May Enforce Rights..................................................7
      Section 3.04  Merger, Consolidation, Sale, Transfer or Conveyance...........................................7

                                   ARTICLE IV

                      EXCHANGE AND TRANSFER OF STOCK WARRANTS.....................................................8

      Section 4.01  Stock Warrant Register; Exchange and Transfer of Stock Warrants...............................8
      Section 4.02  Treatment of Holders of Warrant Certificates..................................................9
      Section 4.03  Cancellation of Warrant Certificates..........................................................9

                                    ARTICLE V

                          CONCERNING THE WARRANT AGENT............................................................9

      Section 5.01  Warrant Agent.................................................................................9
      Section 5.02  Conditions of Warrant Agent's Obligations.....................................................9
      Section 5.03  Resignation and Removal; Appointment of Successor............................................11
      Section 5.04  Compliance With Applicable Laws..............................................................13

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      Section 5.05  Office.......................................................................................13

                                   ARTICLE VI
                                  MISCELLANEOUS..................................................................13

      Section 6.01  Supplements and Amendments...................................................................13
      Section 6.02  Notices and Demands to the Company and Warrant Agent.........................................14
      Section 6.03  Addresses for Notices........................................................................14
      Section 6.04  Governing Law................................................................................14
      Section 6.05  Governmental Approvals.......................................................................14
      Section 6.06  Persons Having Rights Under Stock Warrant Agreement..........................................14
      Section 6.07  Delivery of Prospectus.......................................................................14
      Section 6.08  Headings.....................................................................................15
      Section 6.09  Counterparts.................................................................................15
      Section 6.10  Inspection of Agreement......................................................................15

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                                                                               2

           This STOCK WARRANT AGREEMENT, dated as of ______________________, between Polaroid Corporation, a Delaware corporation (the "Company"), and _______________, a ________________ organized and existing under the laws of
________________ (the "Warrant Agent").

           WHEREAS, the Company proposes to sell [title of debt securities, preferred stock, common stock, depositary shares or other securities being offered (the "Offered Securities")] with certificates evidencing one or more warrants (the " Stock Warrants" or, individually, a " Stock Warrant") representing the right to purchase [common stock, par value $1.00 per share, of the Company (the "Common Shares")] [shares of a series of preferred stock, par value $1.00 per share, of the Company (the "Preferred Shares")] [depositary shares relating to a series of Preferred Shares (the "Depositary Shares")], such warrant certificates and other warrant certificates issued pursuant to this Agreement being herein called the "Warrant Certificates"; and

           WHEREAS, the Company has duly authorized the execution and delivery of this Stock Warrant Agreement to provide for the issuance of Stock Warrants to be exercisable at such times and for such prices, and to have such other provisions, as shall be fixed as hereinafter provided;

           NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                  ISSUANCE OF STOCK WARRANTS AND EXECUTION AND

                        DELIVERY OF WARRANT CERTIFICATES

           Section 1.01 ISSUANCE OF STOCK WARRANTS. Stock Warrants may be issued from time to time, together with or separately from Offered Securities. Prior to the issuance of any Stock Warrants, there shall be established by or pursuant to a resolution or resolutions duly adopted by the Company's Board of Directors or by any committee thereof duly authorized to act with respect thereto (a "Board Resolution"):

           (a)  the title and aggregate number of such Stock Warrants;

           (b) the offering price of such Stock Warrants, if any;

           (c) whether such Stock Warrants are to be issued with any Offered Securities and, if so, the number and terms of any such Offered Securities and the number of Stock Warrants to be issued with each Offered Security; and the date, if any, on and after which the Stock Warrants and the Offered Securities will be separately transferable (the "Detachable Date");

           (d) the designation, number and terms (including any subordination and conversion provisions) of any Preferred Shares that are purchasable upon exercise of such Share Warrants or that underlie Depositary Shares purchasable on such exercise;

           (e) the time or times at which, or period or periods during which, such Stock Warrants may be exercised and the final date on which such Stock Warrants may be exercised (the "Expiration Date");

           (f) the number of [Preferred/Common/Depositary] Shares that may be purchased upon exercise of such Stock Warrants; the price, or the manner of determining the price (the "Warrant Price"), at which such [Preferred/Common/Depositary] Shares may be purchased upon exercise of the Stock Warrants; and any minimum or maximum number of such Stock Warrants that are exercisable at any one time;

           (g) if applicable, any anti-dilution provisions of such Stock
      Warrants;

           (h) the terms of any right to redeem or call such Stock Warrants;

           (i) the terms of any right of the Company to accelerate the Expiration Date of the Stock Warrants upon the occurrence of certain events;

           (j) any other terms of such Stock Warrants not inconsistent with the provisions of this Agreement.

           Section 1.02  FORM AND EXECUTION OF WARRANT CERTIFICATES.

           (a) The Stock Warrants shall be evidenced by the Warrant Certificates, which shall be in registered form and substantially in such form or forms as shall be established by or pursuant to a Board Resolution. Each Warrant Certificate, whenever issued, shall be dated the date it is countersigned by the Warrant Agent and may have such letters, numbers or other marks of identification and such legends or endorsements printed, lithographed or engraved thereon as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange on which the Stock Warrants may be listed, or to conform to usage, as the officer of the Company executing the same may approve (such officer's execution thereof to be conclusive evidence of such approval). Each Warrant Certificate shall evidence one or more Stock Warrants.

           (b) The Warrant Certificates shall be signed in the name and on behalf of the Company by its Chairman of the Board of Directors, its President, an Executive Vice President, any Vice President, the Treasurer or any Assistant Treasurer and by its Secretary or any Assistant Secretary. Such signatures may be manual or facsimile signatures of the present or any future holder of any such office and may be imprinted or otherwise reproduced on the Warrant Certificates. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates.

           (c) No Warrant Certificate shall be valid for any purpose, and no Stock Warrant evidenced thereby shall be deemed issued or exercisable, until such Warrant Certificate has been countersigned by the manual or facsimile signature of the Warrant Agent. Such signature by the

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                                                                               4

Warrant Agent upon any Warrant Certificate executed by the Company shall be conclusive evidence that the Warrant Certificate so countersigned has been duly issued hereunder.

           (d) In case any officer of the Company who shall have signed any Warrant Certificate either manually or by facsimile signature shall cease to be such officer before the Warrant Certificate so signed shall have been countersigned and delivered by the Warrant Agent, such Warrant Certificate nevertheless may be countersigned and delivered as though the person who signed such Warrant Certificate had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by such person as, at the actual date of the execution of such Warrant Certificate, shall be the proper officer of the Company, although at the date of the execution of this Agreement such person was not such an officer.

           Section 1.03 ISSUANCE AND DELIVERY OF WARRANT CERTIFICATES. At any time and from time to time after the execution and delivery of this Agreement, the Company may deliver Warrant Certificates executed by the Company to the Warrant Agent for countersignature. Subject to the provisions of this Section 1.03, the Warrant Agent shall thereupon countersign and deliver such Warrant Certificates to or upon the written request of the Company. Subsequent to the original issuance of a Stock Warrant Certificate evidencing Stock Warrants, the Warrant Agent shall countersign a new Warrant Certificate evidencing such Stock Warrants only if such Warrant Certificate is issued in exchange or substitution for one or more previously countersigned Warrant Certificates evidencing such Stock Warrants or in connection with their transfer, as hereinafter provided.

           Section 1.04 TEMPORARY WARRANT CERTIFICATES. Pending the preparation of definitive Warrant Certificates, the Company may execute, and upon the order of the Company the Warrant Agent shall countersign and deliver, temporary Warrant Certificates that are printed, lithographed, typewritten, mimeographed or otherwise produced, substantially of the tenor of the definitive Warrant Certificates in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officer executing such Warrant Certificates may determine, as evidenced by his execution of such Warrant Certificates.

           If temporary Warrant Certificates are issued, the Company will cause definitive Warrant Certificates to be prepared without unreasonable delay. After the preparation of definitive Warrant Certificates, the temporary Warrant Certificates shall be exchangeable for definitive Warrant Certificates upon surrender of the temporary Warrant Certificates at the corporate trust office of the Warrant Agent [or ______________], without charge to the Holder, as defined in Section 1.06 hereof. Upon surrender for cancellation of any one or more temporary Warrant Certificates, the Company shall execute and the Warrant Agent shall countersign and deliver in exchange therefor definitive Warrant Certificates representing the same aggregate number of Stock Warrants. Until so exchanged, the temporary Warrant Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Warrant Certificates.

           Section 1.05 PAYMENT OF CERTAIN TAXES. The Company will pay all stamp and other duties, if any, to which this Agreement or the original issuance of the Stock Warrants or Warrant Certificates may be subject under the laws of the United States of America or any state or locality.

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                                                                               5

           Section 1.06 "HOLDER". The term "Holder" or "Holders" as used herein with reference to a Warrant Certificate shall mean the person or persons in whose name such Warrant Certificate shall then be registered as set forth in the Warrant Register to be maintained by the Warrant Agent pursuant to Section 4.01 for that purpose or, in the case of Stock Warrants that are issued with Offered Securities and cannot then be transferred separately therefrom, [if Registered Offered Securities and Stock Warrants that are not then detachable, the person or persons in whose name the related Offered Securities shall be registered as set forth in the security register for such Offered Securities, prior to the Detachable Date. The Company will, or will cause the security registrar of any such Offered Securities to, make available to the Warrant Agent at all times (including on and after the Detachable Date, in the case of Stock Warrants originally issued with Offered Securities and not subsequently transferred separately therefrom) such information as to holders of Offered Securities with Stock Warrants as may be necessary to keep the Warrant Register up to date.]

                                   ARTICLE II

                     DURATION AND EXERCISE OF STOCK WARRANTS

           Section 2.01 DURATION OF STOCK WARRANTS. Each Stock Warrant may be exercised at the time or times, or during the period or periods, provided by or pursuant to the Board Resolution relating thereto and specified in the Warrant Certificate evidencing such Stock Warrant. Each Stock Warrant not exercised at or before 5:00 P.M., New York City time, on its Expiration Date shall become void, and all rights of the Holder of such Stock Warrant thereunder and under this Agreement shall cease, provided that the Company reserves the right to, and may, in its sole discretion, at any time and from time to time, at such time or times as the Company so determines, extend the Expiration Date of the Stock Warrants for such periods of time as it chooses. Whenever the Expiration Date of the Stock Warrants is so extended, the Company shall at least [20] days prior to the then Expiration Date cause to be mailed to the Warrant Agent and the registered Holders of the Stock Warrants in accordance with the provisions of
Section 6.03 hereof a notice stating that the Expiration Date has been extended and setting forth the new Expiration Date. No adjustment shall be made for any dividends on any [Preferred/ Common/Depositary] Shares issuable upon exercise of any Stock Warrant.

           Section 2.02 EXERCISE OF STOCK WARRANTS. (a) The Holder of a Stock Warrant shall have the right, at its option, to exercise such Stock Warrant and, subject to subsection (f) of this Section 2.02, purchase the number of [Preferred/Common/Depositary] Shares provided for therein at the time or times or during the period or periods referred to in Section 2.01 and specified in the Warrant Certificate evidencing such Stock Warrant. No fewer than the minimum number of Stock Warrants as set forth in the Warrant Certificate may be exercised by or on behalf of any one Holder at any one time. Except as may be provided in a Warrant Certificate, a Stock Warrant may be exercised by completing the form of election to purchase set forth on the reverse side of the Warrant Certificate, by duly executing the same, and by delivering the same, together with payment in full of the Warrant Price, in lawful money of the United States of America, in cash or by certified or official bank check or by bank wire transfer, to the Warrant Agent. Except as may be provided in a Warrant Certificate, the date on which such Warrant

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                                                                               6

Certificate and payment are received by the Warrant Agent as aforesaid shall be deemed to be the date on which the Stock Warrant is exercised and the relevant [Preferred/Common/Depositary] Shares are issued.

           (b) Upon the exercise of a Stock Warrant, the Company shall issue to or upon the order of the Holder of such Warrant, the [Preferred/Common/ Depositary] Shares to which such Holder is entitled, registered, in the case of [Preferred/Common/Depositary] Shares in registered form, in such name or names as may be directed by such Holder.

           (c) If fewer than all of the Stock Warrants evidenced by a Warrant Certificate are exercised, the Company shall execute, and an authorized officer of the Warrant Agent shall countersign and deliver, a new Warrant Certificate evidencing the number of Stock Warrants remaining unexercised.

           (d) The Warrant Agent shall deposit all funds received by it in payment of the Warrant Price for Stock Warrants in the account of the Company maintained with it for such purpose and shall advise the Company by telephone by 5:00 P.M., New York City time, of each day on which a payment of the Warrant Price for Warrants is received of the amount so deposited in its account. The Warrant Agent shall promptly confirm such telephone advice in writing to the Company.

           (e) The Warrant Agent shall, from time to time, as promptly as practicable, advise the Company of (i) the number of Stock Warrants of each title exercised as provided herein, (ii) the instructions of each Holder of such Stock Warrants with respect to delivery of the [Preferred/Common/Depositary] Shares issued upon exercise of such Stock Warrants to which such Holder is entitled upon such exercise, and (iii) such other information as the Company shall reasonably require. Such notice may be given by telephone to be promptly confirmed in writing.

           (f) The Company will pay all documentary stamp taxes attributable to the initial issuance of Stock Warrants or to the issuance of [Preferred/Common/Depositary] Shares to the registered Holder of such Stock Warrants upon exercise thereof; provided, however, that the Holder, and not the Company, shall be required to pay any stamp or other tax or other governmental charge that may be imposed in connection with any transfer involved in the issuance of the [Preferred/Common/Depositary] Shares; and in the event that any such transfer is involved, the Company shall not be required to issue any [Preferred/Common/Depositary] Shares (and the Holder's purchase of the [Preferred/Common/Depositary] Shares issued upon the exercise of such Holder's Stock Warrant shall not be deemed to have been consummated) until such tax or other charge shall have been paid or it has been established to the Company's satisfaction that no such tax or other charge is due.

           Section 2.03 STOCK WARRANT ADJUSTMENTS. The terms and conditions, if any, on which the exercise price of and/or the number of [Preferred/Common/ Depositary] Shares covered by a Stock Warrant are subject to adjustments will be set forth in the Warrant Certificate and in the Prospectus Supplement relating thereto. Such terms may include the adjustment mechanism for the exercise price of, and the number of [Preferred/Common/Depositary] Shares covered by, a Stock Warrant, the events requiring such adjustments, the events upon which the Company may, in lieu of making such adjustments, make proper provisions so that the Holder, upon exercise of such Holder's Stock Warrant, would be treated as if such Holder had been a holder of the [Preferred/Common/Depositary] Shares received upon such exercise, prior to the occurrence of such events, and provisions affecting exercise of the Stock Warrants in the event of certain events affecting the [Preferred/Common/Depositary] Shares.

                                   ARTICLE III

                 OTHER PROVISIONS RELATING TO RIGHTS OF HOLDERS

                                OF STOCK WARRANTS

           Section 3.01 NO RIGHTS AS HOLDER OF UNDERLYING [PREFERRED/COMMON/ DEPOSITARY] SHARES CONFERRED BY STOCK WARRANTS OR WARRANT CERTIFICATES. No Stock Warrants or Warrant Certificates shall entitle the Holder to any of the rights, preferences and privileges of a holder of the underlying [Preferred/Common/Depositary] Shares, including without limitation, any dividend, voting, redemption, conversion, exchange and liquidation rights.

           Section 3.02 LOST, STOLEN, DESTROYED OR MUTILATED WARRANT CERTIFICATES. Upon receipt by the Company and the Warrant Agent of evidence reasonably satisfactory to them of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate and of indemnity (other than in connection with any mutilated Warrant Certificates surrendered to the Warrant Agent for cancellation) reasonably satisfactory to them, the Company shall execute, and Warrant Agent shall countersign and deliver, in exchange for or in lieu of each lost, stolen, destroyed or mutilated Warrant Certificate, a new Warrant Certificate evidencing a like number of Stock Warrants of the same title. Upon the issuance of a new Warrant Certificate under this Section, the Company may require the payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in connection therewith and any other expenses (including the fees and expenses of the Warrant Agent) in connection therewith. Every substitute Warrant Certificate executed and delivered pursuant to this Section in lieu of any lost, stolen or destroyed Warrant Certificate shall represent a contractual obligation of the Company, whether or not such lost, stolen or destroyed Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant rights and remedies with respect to the replacement of lost, stolen, destroyed or mutilated Warrant Certificates.

           Section 3.03 HOLDERS OF STOCK WARRANTS MAY ENFORCE RIGHTS. Notwithstanding any of the provisions of this Agreement, any Holder may, without the consent of the Warrant Agent, enforce and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, its right to exercise his Stock Warrants as provided in the Stock Warrants and in this Agreement.

           Section 3.04 MERGER, CONSOLIDATION, SALE, TRANSFER OR CONVEYANCE. (a) In case any of the following shall occur while any Stock Warrants are outstanding: (i) any reclassification or change of the outstanding [Preferred/Common/Depositary] Shares; or (ii) any consolidation or merger to which the Company is party (other than a consolidation or a merger in which the

Company is the continuing corporation and which does not result in any reclassification of, or change in, the outstanding [Preferred/Common] Shares issuable upon exercise of the Stock Warrants [or underlying the Depositary Shares issuable upon exercise of the Depositary Stock Warrants]); or (iii) any sale, conveyance or lease to another corporation of the property of the Company as an entirety or substantially as an entirety; then the Company, or such successor or purchasing corporation, as the case may be, shall make appropriate provision by amendment of this Agreement or otherwise so that the Holders of the Stock Warrants then outstanding shall have the right at any time thereafter, upon exercise of such Stock Warrants, to purchase the kind and amount of capital shares and other securities and property receivable upon such a reclassification, change, consolidation, merger, sale, conveyance or lease as would be received by a holder of the number of [Preferred/ Common] Shares issuable upon exercise of such Stock Warrant [or underlying the Depositary Shares issuable upon exercise of the Depositary Stock Warrants] immediately prior to such reclassification, change, consolidation, merger, sale, conveyance or lease, and, in the case of a consolidation, merger, sale, conveyance or lease, the Company shall thereupon be relieved of any further obligation hereunder or under the Stock Warrants, and the Company as the predecessor corporation may thereupon or at any time thereafter be dissolved, wound up or liquidated. Such successor or assuming corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any of all of the Stock Warrants issuable hereunder which theretofore shall not have been signed by the Company, and may execute and deliver [Preferred/Common/ Depositary] Shares in its own name, in fulfillment of its obligations to deliver Shares upon exercise of the Stock Warrants. All the Stock Warrants so issued shall in all respects have the same legal rank and benefit under this Agreement as the Stock Warrants theretofore or thereafter issued in accordance with the terms of this Agreement as though all of such Stock
Warrants had been issued at the date of the execution hereof. In any case of any such reclassification, change, consolidation, merger, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Stock Warrants thereafter to be issued as may be appropriate.

           (b) The Stock Warrant Agent may receive a written opinion of legal counsel as conclusive evidence that any such merger, consolidation, sale, transfer, conveyance or other disposition of substantially all of the assets of the Company complies with the provisions of this Section 3.04.

                                   ARTICLE IV

                     EXCHANGE AND TRANSFER OF STOCK WARRANTS

           Section 4.01 STOCK WARRANT REGISTER; EXCHANGE AND TRANSFER OF STOCK WARRANTS. The Warrant Agent shall maintain, at its corporate trust office [or at ___________________], a register (the "Warrant Register") in which, upon the issuance of Stock Warrants, or on and after the Detachable Date in the case of Stock Warrants not separately transferable prior thereto, and, subject to such reasonable regulations as the Warrant Agent may prescribe, it shall register Warrant Certificates and exchanges and transfers thereof. The Warrant Register shall be in written form or in any other form capable of being converted into written form within a reasonable time.

           Except as provided in the following sentence, upon surrender at the corporate trust office of the Warrant Agent [or at ___________________], Warrant Certificates may be exchanged for one or more other Warrant Certificates evidencing the same aggregate number of Stock Warrants of the same title, or may be transferred in whole or in part. A Warrant Certificate evidencing Stock Warrants that are not then transferable separately from the Offered Security with which they were issued may be exchanged or transferred prior to its Detachable Date only together with such Offered Security and only for the purpose of effecting, or in conjunction with, an exchange or transfer of such Offered Security; and on or prior to the Detachable Date, each exchange or transfer of such Offered Security on the Security Register of the Offered Securities shall operate also to exchange or transfer the related Stock Warrants. A transfer shall be registered upon surrender of a Warrant Certificate to the Warrant Agent at its corporate trust office [or at _____________________] for transfer, properly endorsed or accompanied by appropriate instruments of transfer and written instructions for transfer, all in form satisfactory to the Company and the Warrant Agent, duly signed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, such signature to be guaranteed by (a) a bank or trust company, (b) a broker or dealer that is a member of the National Association of Securities Dealers, Inc. (the "NASD") or (c) a member of a national securities exchange. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee. Whenever a Warrant Certificate is surrendered for exchange or transfer, the Warrant Agent shall countersign and deliver to the person or persons entitled thereto one or more Warrant Certificates duly executed by the Company, as so requested. The Stock Warrant Agent shall not be required to effect any exchange or transfer which will result in the issuance of a Warrant Certificate evidencing a fraction of a Stock Warrant. All Warrant Certificates issued upon any exchange or transfer of a Warrant Certificate shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrant Certificate surrendered for such exchange or transfer.

           No service charge shall be made for any exchange or transfer of Stock Warrants, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such exchange or transfer, in accordance with Section 2.02(f) hereof.

           Section 4.02  TREATMENT OF HOLDERS OF WARRANT CERTIFICATES.

           (a) In the event that the Stock Warrants are offered together with, and, prior to the Detachable Date, are not detachable from, Offered Securities, the Company, the Warrant Agent and all other persons may, prior to such Detachable Date, treat the holder of the Offered Security as the Holder of the Warrant Certificates initially attached thereto for any purpose and as the person entitled to exercise the rights represented by the Stock Warrants evidenced by such Warrant Certificates, any notice to the contrary notwithstanding. After the Detachable Date and prior to due presentment of a Warrant Certificate for registration or transfer, the Company and the Warrant Agent may treat the registered Holder of a Warrant Certificate as the absolute Holder thereof for any purpose and as the person entitled to exercise the rights represented by the Stock Warrants evidenced thereby, any notice to the contrary notwithstanding.

           (b) In all other cases, the Company and the Warrant Agent may treat the registered Holder of a Warrant Certificate as the absolute Holder thereof for any purpose and as the person entitled to exercise the rights represented by the Stock Warrants evidenced thereby, any notice to the contrary notwithstanding.

           Section 4.03 CANCELLATION OF WARRANT CERTIFICATES. In the event that the Company shall purchase, redeem or otherwise acquire any Stock Warrants after the issuance thereof, the Warrant Certificate or Warrant Certificates evidencing such Stock Warrants shall thereupon be delivered to the Warrant Agent and be cancelled by it. The Warrant Agent shall also cancel any Warrant Certificate (including any Warrant Certificate) delivered to it for exercise, in whole or in part, or for exchange or transfer. Warrant Certificates so cancelled shall be delivered by the Warrant Agent to the Company from time to time, or disposed of in accordance with the instructions of the Company.

                                    ARTICLE V

                          CONCERNING THE WARRANT AGENT

           Section 5.01 WARRANT AGENT. The Company hereby appoints _______________ as Warrant Agent of the Company in respect of the Stock Warrants upon the terms and subject to the conditions set forth herein; and ___________ hereby accepts such appointment. The Warrant Agent shall have the powers and authority granted to and conferred upon it in the Warrant Certificates and hereby, and such further powers and authority acceptable to it to act on behalf of the Company as the Company may hereafter grant to or confer upon it. All of the terms and provisions with respect to such powers and authority contained in the Warrant Certificates are subject to and governed by the terms and provisions hereof.

           Section 5.02 CONDITIONS OF WARRANT AGENT'S OBLIGATIONS. The Warrant Agent accepts its obligations set forth herein upon the terms and conditions hereof, including the following, to all of which the Company agrees and to all of which the rights hereunder of the Holders shall be subject:

           (a) Compensation and Indemnification. The Company agrees to promptly pay the Warrant Agent the compensation set forth in Exhibit A hereto and to reimburse the Warrant Agent for reasonable out-of-pocket expenses (including counsel fees) incurred by the Warrant Agent in connection with the services rendered hereunder by the Warrant Agent. The Company also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expense (including the reasonable costs and expenses of defending against any claim of liability) incurred without negligence or bad faith on the part of the Warrant Agent arising out of or in connection with its appointment, status or service as Warrant Agent hereunder.

           (b) Agent for the Company. In acting under this Agreement and in connection with any Warrant Certificate, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship of agency or trust for or with any Holder.

           (c) Counsel. The Warrant Agent may consult with counsel satisfactory to it, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice of such counsel.

           (d) Documents. The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in reliance upon any notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

           (e) Officer's Certificate. Whenever in the performance of its duties hereunder the Warrant Agent shall reasonably deem it necessary that any fact or matter be proved or established by the Company prior to taking, suffering or omitting any action hereunder, the Warrant Agent may (unless other evidence in respect thereof be herein specifically prescribed), in the absence of bad faith on its part, rely upon a certificate signed by the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, the President, an Executive Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company (an "Officer's Certificate") delivered by the Company to the Warrant Agent.

           (f) Actions Through Agents. The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorney or agent or for any loss to the Company resulting from such neglect or misconduct; provided, however, that reasonable care shall have been exercised in the selection and continued employment of such attorneys and agents.

           (g) Certain Transactions. The Warrant Agent, and any officer, director or employee thereof, may become the owner of, or acquire any interest in, any Stock Warrant, with the same rights that he, she or it would have if it were not the Warrant Agent, and, to the extent permitted by applicable law, he, she or it may engage or be interested in any financial or other transaction with the Company and may serve on, or as depository, trustee or agent for, any committee or body of holders of [Preferred/Common/Depositary] Shares or other obligations of the Company as if it were not the Warrant Agent.

           (h) No Liability For Interest. The Warrant Agent shall not be liable for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Warrant Certificates, except as otherwise agreed with the Company.

           (i) No Liability For Invalidity. The Warrant Agent shall incur no liability with respect to the validity of this Agreement (except as to the due execution hereof by the Warrant Agent) or any Warrant Certificate (except as to the countersignature thereof by the Warrant Agent).

           (j) No Responsibility For Company Representations. The Warrant Agent shall not be responsible for any of the recitals or representations contained herein (except as to such statements or recitals as describe the Warrant Agent or action taken or to be taken by it) or in any Warrant Certificate (except as to the Warrant Agent's countersignature on such Warrant Certificate), all of which recitals and representations are made solely by the Company.

           (k) No Implied Obligations. The Warrant Agent shall be obligated to perform only such duties as are specifically set forth herein, and no other duties or obligations shall be implied. The Warrant Agent shall not be under any obligation to take any action hereunder that may subject it to any expense or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any Warrant Certificate countersigned by the Warrant Agent and delivered by it to the Company pursuant to this Agreement or for the application by the Company of the proceeds of the issuance or exercise of Stock Warrants. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in any Warrant Certificate or in case of the receipt of any written demand from a Holder with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in Section 6.02 hereof, to make any demand upon the Company.

           Section 5.03 RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR. (a) The Company agrees, for the benefit of the Holders of the Stock Warrants, that there shall at all times be a Warrant Agent hereunder until all the Stock Warrants are no longer exercisable.

           (b) The Warrant Agent may at any time resign as such by giving written notice to the Company, specifying the date on which its desired resignation shall become effective; provided that such date shall not be less than [90] days after the date on which such notice if given unless the Company agrees to accept a shorter notice. The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the date when it shall become effective. Notwithstanding the provisions of this Section 5.03(b), such resignation or removal shall take effect upon the appointment by the Company, as hereinafter provided, of a successor Warrant Agent (which shall be a banking institution organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under the laws of such jurisdiction to exercise corporate trust powers and having at the time of its appointment as Warrant Agent a combined capital and surplus (as set forth in its most recent published report of financial condition) of at least [$50,000,000])and the acceptance of such appointment by such successor Warrant Agent. In the event a successor Warrant Agent has not been appointed and has not accepted its duties within [90] days of the Warrant Agent's notice of resignation, the Warrant Agent may apply to any court of competent jurisdiction for the designation of a successor Warrant Agent. The obligations of the Company under Section 5.02(a) shall continue to the extent set forth therein notwithstanding the resignation or removal of the Warrant Agent.

           (c) In case at any time the Warrant Agent shall resign, or shall be removed, or shall become incapable of acting, or shall file a petition seeking relief under Title 11 of the United

States Code, as now constituted or hereafter amended or under any other applicable federal or state bankruptcy law or similar law, or make an assignment for the benefit of its creditors or consent to the appointment of a receiver or custodian of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they mature, or if a receiver or custodian of it or all or any substantial part of its property shall be appointed, or if an order of any court shall be entered for relief against it under the provisions of Title 11 of the United States Code, as now constituted or hereafter amended, or under any other applicable federal or state bankruptcy or similar law, or if any public officer shall have taken charge or control of the Warrant Agent or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation, a successor Warrant Agent, qualified as aforesaid, shall be appointed by the Company by an instrument in writing, filed with the successor Warrant Agent. Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by the latter of such appointment, the Warrant Agent so superseded shall cease to be Warrant Agent hereunder.

           (d) Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive all moneys, securities and other property on deposit with or held by such predecessor, as Warrant Agent hereunder.

           (e) Any corporation into which the Warrant Agent hereunder may be merged or converted or any corporation with which the Warrant Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation to which the Warrant Agent shall sell or otherwise transfer all or substantially all of the assets and business of the Warrant Agent, provided that such Corporation shall be qualified as aforesaid, shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

           Section 5.04 COMPLIANCE WITH APPLICABLE LAWS. The Warrant Agent agrees to comply with all applicable federal and state laws imposing obligations on it in respect of the services rendered by it under this Warrant Agreement and in connection with the Stock Warrants, including (but not limited to) the provisions of United States federal income tax laws regarding information reporting and backup withholding. The Warrant Agent expressly assumes all liability for its failure to comply with any such laws imposing obligations on it, including (but not limited to) any liability for failure to comply with any applicable provisions of United States federal income tax laws regarding information reporting and backup withholding.

           Section 5.05 OFFICE. The Company will maintain an office or agency where Warrant Certificates may be presented for exchange, transfer or exercise. The office initially designated for this purpose shall be the corporate trust office of the Warrant Agent at ________________.

                                   ARTICLE VI

                                  MISCELLANEOUS

           Section 6.01 SUPPLEMENTS AND AMENDMENTS. (a) The Company and Warrant Agent may from time to time supplement or amend this Agreement without the approval or consent of any Holder in order to cure any ambiguity, to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, or to make any other provision in regard to matters or questions arising hereunder that the Company and the Warrant Agent may deem necessary or desirable and that shall not adversely affect the interests of the Holders. Every Holder of Debt Warrants, whether issued before or after any such supplement or amendment, shall be bound thereby. Promptly after the effectiveness of any supplement or amendment that affects the interest of the Holders, the Company shall give notice thereof, as provided in Section
6.03 hereof, to the Holders affected thereby, setting forth in general terms the substance of such supplement or amendment.

           (b) The Company and the Warrant Agent may modify or amend this Agreement and the Warrant Certificates with the consent of the Holders of not fewer than a majority in number of the underlying [Preferred/Common/Depositary] Shares affected by such modification or amendment, for any purpose; provided, however, that no such modification or amendment that shortens the period of time during which the Stock Warrants may be exercised, or otherwise materially and adversely affects the exercise rights of the Holders or reduces the percentage of Holders of outstanding Stock Warrants the consent of which is required for modification or amendment of this Agreement or the Stock Warrants, may be made without the consent of each Holder affected thereby.

           Section 6.02 NOTICES AND DEMANDS TO THE COMPANY AND WARRANT AGENT. If the Warrant Agent shall receive any notice or demand addressed to the Company by any Holder pursuant to the provisions of the Warrant Certificates, the Warrant Agent shall promptly forward such notice or demand to the Company.

           Section 6.03 ADDRESSES FOR NOTICES. Any communications from the Company to the Warrant Agent with respect to this Agreement shall be addressed to [name of Warrant Agent, _______________, Attention: Corporate Trust Department;] any communications from the Warrant Agent to the Company with respect to this Agreement shall be addressed to Polaroid Corporation, 784 Memorial Drive, Cambridge, Massachusetts 02139, Attention: Treasurer (with a copy to the Secretary); or such other addresses as shall be specified in writing by the Warrant Agent or by the Company, as the case may be.

           Section 6.04 GOVERNING LAW. This Agreement and the Stock Warrants shall be governed by the laws of the [State of Delaware] applicable to contracts made and to be performed entirely within such State.

           Section 6.05 GOVERNMENTAL APPROVALS. The Company will from time to time use all reasonable efforts to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and the national securities exchange on which the Stock

Warrants may be listed or authorized for trading from time to time and will make all filings under the federal and state securities laws (including without limitation the Securities Act of 1933), as may be or become requisite in connection with the issuance, sale, trading, transfer or delivery of the Stock Warrants and Warrant Certificates, the exercise of the Stock Warrants and the issuance, sale and delivery of the underlying [Preferred/Common/Depositary] Shares issued upon the exercise of the Stock Warrants.

           Section 6.06 PERSONS HAVING RIGHTS UNDER STOCK WARRANT AGREEMENT. Nothing in this Agreement expressed or implied and nothing that may be inferred from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company, the Warrant Agent and the Holders any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement hereof; and all covenants, conditions, stipulations, promises and agreements in this Agreement contained shall be for the sole and exclusive benefit of the Company and the Warrant Agent and their respective successors and of the Holders of Warrant Certificates.

           Section 6.07 DELIVERY OF PROSPECTUS. The Company will furnish to the Warrant Agent sufficient copies of a prospectus or prospectuses relating to the [Preferred/Common/ Depositary] Shares deliverable upon exercise of any outstanding Stock Warrants (each a "Prospectus"), and prior to or concurrent with the delivery of the [Preferred/Common/Depositary] Shares issued upon the exercise thereof, a copy of the Prospectus relating to such [Preferred/ Common/Depositary] Shares.

           Section 6.08 HEADINGS. The descriptive headings of the several Articles and Sections and the Table of Contents of this Agreement are for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

           Section 6.09 COUNTERPARTS. This Agreement may be executed by the parties hereto in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original; but all such counterparts shall together constitute but one and the same instrument.

           Section 6.10 INSPECTION OF AGREEMENT. A copy of this Agreement shall be available at all reasonable times at the principal corporate trust office of the Warrant Agent, for inspection by the Holders of Stock Warrants.

                                    * * * * *

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                                POLAROID CORPORATION

 Seal

                                                By: __________________________
 Attest:                                            Name and Title

   ------------------------------
 NAME AND TITLE:

                                                STOCK WARRANT AGENT

 Seal

                                                By: __________________________
 Attest:                                            Name and Title

   ------------------------------
 NAME AND TITLE:

                                    Exhibit A
                           to Stock Warrant Agreement
                         dated as of ____________, 19__






                         [Compensation of Warrant Agent]